UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   Effective December 6, 2007, Ms. Barbara B. Hill was appointed to the Board of Directors of St. Jude Medical, Inc. (the “Company”). Ms. Hill is in the class of directors whose term will expire at the Company’s annual shareholder meeting in 2010. She has not yet been appointed to any Board committee. Ms. Hill is President, Chief Executive Officer and a director of ValueOptions, Inc., a privately owned managed behavioral health company. The Board has determined that Ms. Hill is independent under the Company’s Principles of Corporate Governance and bylaws and the NYSE listing standards.

As a non-employee director of the Company, Ms. Hill will receive the compensation described on pages 7-8 of the Company’s proxy statement filed on April 2, 2007, the description of which is incorporated herein by reference. There are no other arrangements or understandings between Ms. Hill and any other persons pursuant to which Ms. Hill was selected as a director.

A copy of the press release announcing the appointment of Ms. Hill is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release regarding appointment of Barbara B. Hill dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Dated: December 10, 2007	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release regarding appointment of Barbara B. Hill dated December 10, 2007.